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                             METAL MANAGEMENT, INC.

                                 EXHIBIT INDEX

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EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
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
    2.1 Agreement and Plan of Merger dated as of August 27, 1997, by and among the Registrant, Proler Acquisition, Inc., Proler Southwest, Inc. and the Shareholders of Proler Southwest, Inc. (incorporated by reference to Exhibit 2.1 of the Registrant's report on Form 8-K dated
           August 28, 1997).
    2.2 Purchase Agreement for Membership Interests of Proler Steelworks, L.L.C. dated as of August 27, 1997 by and among the Registrant, Proler Steelworks, L.L.C. and the Members of Proler Steelworks, L.L.C. (incorporated by reference to
           Exhibit 2.2 of the Registrant's report on Form 8-K dated August 28, 1997).
    3.1 Amended and Restated Bylaws, as amended through May 24, 1997 (incorporated by reference to Exhibit 3.1 of the Registrant's report on Form 10-K for the year ended March 31, 1997).
    3.2 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's report on Form 10-Q for the quarter ended June 30, 1997).
    4.1 Securities Purchase Agreement, dated August 8, 1997, between the Registrant and Proprietary Convertible Investment Group, Inc. and Advantage Fund Limited (incorporated by reference to Exhibit 4.1 of the Registrant's report on Form 10-Q for the quarter ended June 30, 1997).
    4.2 Registration Rights Agreement, dated August 8, 1997, between the Registrant and Proprietary Convertible Investment Group, Inc. and Advantage Fund Limited (incorporated by reference to Exhibit 4.2 of the Registrant's report on Form 10-Q for the quarter ended June 30, 1997).
   10.1 Employment Agreement dated as of August 27, 1997 by and between the Registrant and William T. Proler (incorporated by reference to Exhibit 10.1 of the Registrant's report on Form 8-K dated August 28, 1997).
   11.1    Computation of net income per share.
   27.1    Financial Data Schedule.
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